Exhibit 99.5

January 20, 2015

Dear Shareholder:

Thank you for your investment in CNL Growth Properties, Inc., a non-traded real estate investment trust focused on the development of multifamily communities. We are writing today to provide you with the results of our recent valuation and an update on other operational activities.

Valuation

As we disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the SEC) on January 20, 2015, our board of directors established an estimated net asset value (NAV) of $10.631 per share of the Company’s common stock as of December 31, 2014 (the Valuation Date). This represents an increase of 7.4 percent over our last estimated NAV of $9.90 per share as of December 31, 2013.

This is the third valuation of the assets within our portfolio. Like prior valuations, our board of directors followed the Company’s adopted valuation policy, which is consistent with the methodologies recommended by Investment Program Association (IPA)2, the leading trade association for non-listed direct investment vehicles. In connection with our valuation as of December 31, 2014, we engaged an independent third party, CBRE Capital Advisors, Inc. (CBRE Cap), to assist in establishing a range of estimated net asset values for the Company. CBRE Cap is an independent investment banking firm that specializes in providing real estate related financial services and has substantial experience conducting these types of valuations. CBRE Cap is a subsidiary of CBRE Group, Inc., which is a Fortune 500 and S&P 500 company, and one of the world’s largest commercial real estate services and investment firms. CBRE Cap provided similar valuation services to CNL Growth Properties for our initial valuation as of June 30, 2013, and a subsequent valuation as of December 31, 2013.

Our board of directors directed its valuation committee , which is comprised solely of independent directors, to review CBRE Cap’s valuation analyses and range of estimated NAV per share, and to recommend an estimated NAV to the full board. Based on the valuation committee’s recommendation, our board of directors determined $10.63 as the estimated NAV per share of our common stock as of December 31, 2014. For a description of the methodology considered by our board of directors and the valuation committee, please refer to our Current Report on Form 8-K filed January 20, 2015, with the SEC at www.sec.gov. Please keep in mind that this estimated NAV per share is simply a snapshot in time, will fluctuate over time, and should not be relied upon by stockholders as representative of the amount an investor could expect to receive now or when the Company liquidates in the future.

Distribution Policy, Distribution Reinvestment Plan & Redemption Plan

On September 15, 2014, our board of directors approved the termination of our stock distribution policy. Our board initially implemented the stock distribution to preserve cash as we developed properties and achieved stabilization of those properties once construction was completed. Since our follow-on equity offering ended in April 2014, our shareholder base became fixed, and the stock distribution no longer provided an economic benefit to shareholders. With this in mind, our board of directors determined it was in the best interest of the Company and our shareholders to terminate the stock distribution and the distribution reinvestment plan effective October 1, 2014. Our board of directors also suspended our share redemption plan effective October 1, 2014. All redemption requests received prior to the suspension of our share redemption plan and not redeemed will remain in the queue unless the redemption plan is reinstated. However, there is no guarantee that the redemption plan will be reinstated.

Strategic Opportunities

As mentioned above, we closed our follow-on equity offering in April 2014 after raising an aggregate of approximately $208 million. As of the Valuation Date, we owned interests in 16 Class A, multifamily residential communities, in various stages of development with a total projected budget of approximately $559 million. Our communities are primarily located in southeastern sunbelt states and extend westward into Texas and Arizona. For purposes of the valuation, eight properties were considered operating, seven properties were considered under development, and one property sold as of January 15, 2015.

As we move into the next phase of the Company’s operations, we are focused on fully investing the remaining proceeds from our equity offerings and evaluating liquidation opportunities as properties become stabilized. During 2014, we acquired ownership interests in five consolidated ventures in Florida, Texas, Maryland, South Carolina and Arizona. Our most recent acquisition was announced in December when we acquired a parcel of land near Phoenix, Arizona, to develop a 194-unit Class A, residential community. We expect to fully invest the remaining proceeds from our equity offerings by the end of February.

On January 15, 2015, we sold one of our communities, Woodfield Long Point Apartments, a 258-unit residential community located in Charleston County, South Carolina. This property was completed in 2012 with an estimated total development cost of approximately $29 million, and the sale price of the community was approximately $55.5 million. The property was developed and held in a joint venture, and the net cash to the Company from the sale of the joint venture interest will be between $12.2 million and $12.7 million, after repayment of debt and expenses associated with the development and sale of the community. We are very pleased with the return on this asset, and the sale is consistent with our goal to provide growth to our shareholders. Subject to our board of directors’ approval, the proceeds from the sale may be used to retire existing debt, buy out joint venture partner shares or make a special distribution to shareholders. We look forward to providing more information about this in the coming weeks.

Looking Ahead

We remain pleased with the performance of our completed development projects and the progress of projects under development. We continue to strategically manage our portfolio to drive performance and value, and look forward to updating you further on our portfolio in the upcoming annual report. Thank you for the confidence you have placed in CNL Growth Properties. We encourage you to visit CNLGrowthProperties.com to review other information about your investment. Should you have questions, please contact CNL Client Services at 866-650-0650, option 3.

Sincerely,

/s/ James M. Seneff, Jr.	/s/ Thomas K. Sittema
James M. Seneff, Jr.	Thomas K. Sittema
Chairman of the Board	Chief Executive Officer & President

cc: Financial Representative

[1]	This valuation represents the estimated value per share as a snapshot in time and will likely change over the company’s life cycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the company. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.
[2]	There is no assurance that the IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical fact, including statements about the purported value of the company’s common stock, constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CBRE Cap relied on forward-looking information, some of which was provided by the company, in preparing its valuation materials. The company and CBRE Cap intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect our current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as believes, expects, anticipates, intends, estimates, estimated, plans, continues, pro forma, may, will, seeks, should and could, and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the company’s common stock, and other matters. The company’s forward-looking statements are not guarantees of future performance. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The company’s forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the company’s business, and important factors that could cause the company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the company’s documents filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the company’s website at CNLGrowthProperties.com. All written and oral forward-looking statements attributable to the company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.